Exhibit 4.1
THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 19, 2006, between NATIONAL ENERGY GROUP, INC., a Delaware corporation (the “Company”), and WELLS FARGO BANK, N.A., (as successor by merger with Wells Fargo Bank Minnesota, N.A.) a national banking association (the “Successor Trustee”) (capitalized terms used herein and not otherwise defined herein are used herein as defined in the Amended Indenture (as hereafter defined)).
WITNESSETH:
WHEREAS, the Company and Bank One, N.A. (“Bank One”) entered into that certain Indenture, dated as of August 21, 1997 (the “Original Indenture”);
WHEREAS, the Successor Trustee subsequently replaced Bank One as trustee under the Original Indenture;
WHEREAS, the Company and the Successor Trustee entered into that certain Supplemental Indenture dated as of March 16, 2006 (the “First Supplemental Indenture”) (the Original Indenture, as modified by the First Supplemental Indenture, the “Amended Indenture”);
WHEREAS, NEG Oil & Gas LLC (the “Holder”) is the beneficial holder of all of the outstanding Securities; and
WHEREAS, the amendment to the Amended Indenture as hereinafter set forth is such as is permitted under Section 9.02 of the Amended Indenture.
NOW, THEREFORE:
1.	The Company and the Successor Trustee mutually covenant and agree that the definition of the term “Maturity Date” contained in Section 1.01 of the Amended Indenture is hereby amended in its entirety to read as follows: “Maturity Date” means October 31, 2007.

2.	The Trustee assumes no responsibility for the correctness of the recitals contained herein.

3.	Except as modified by this Supplemental Indenture, the Amended Indenture shall continue in full force and effect and unmodified. This Supplemental Indenture may be executed in one or more counterparts and shall be governed by the internal laws of the State of New York.

     N WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

NATIONAL ENERGY GROUP, INC., as Issuer
By:	/s/ Bob G. Alexander
	Name:	Bob G. Alexander
	Title:	President and Chief Executive Officer

WELLS FARGO BANK, N.A. (as successor by merger with Wells Fargo Bank Minnesota, N.A.), as Successor Trustee
By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

2